Exhibit 99.4

Altria Group, Inc. and Subsidiaries

Valuation and Qualifying Accounts
For the Years Ended December 31, 2013, 2012 and 2011
(in millions)

Col. A	Col. B		Col. C		Col. D	Col. E
		Additions
Description	Balance at Beginning of Period	Charged to Costs and Expenses		Charged to Other Accounts	Deductions	Balance at End of Period
					(a)
2013:

Allowance for discounts	$—	$610		$—	$610	$—
Allowance for returned goods	42	150		—	151	41
Allowance for losses on finance assets	99	(47)		—	—	52
	$141	$713		$—	$761	$93

2012:

Allowance for discounts	$—	$619		$—	$619	$—
Allowance for returned goods	54	114		—	126	42
Allowance for losses on finance assets	227	(10)		—	118	99
	$281	$723		$—	$863	$141

2011:

Allowance for discounts	$—	$602		$—	$602	$—
Allowance for returned goods	46	102		—	94	54
Allowance for losses on finance assets	202	25		—	—	227
	$248	$729		$—	$696	$281

Notes:
(a) Represents charges for which allowances were created